UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	OPTT	NYSE American
Series A Preferred Stock Purchase Rights	N/A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Pagliara Employment Agreement

Effective September 14, 2026, in connection with his appointment as Acting President and Chief Executive Officer of Ocean Power Technologies, Inc. (the “Company”) as described under Item 5.02 below, Tracy Pagliara entered into a new employment agreement with the Company (the “Pagliara Employment Agreement”), replacing the agreement entered into on January 16, 2025. Pursuant to the Pagliara Employment Agreement, Mr. Pagliara will receive an annual base salary not to exceed $400,000, is eligible for an annual, discretionary, performance-based bonus targeted at 75% of base salary on such terms and conditions as may be determined by the Board of Directors (the “Board”) or its Compensation Committee, and is eligible to receive long-term incentive equity based awards targeted at 75% of base salary, pursuant to the Company’s 2015 Omnibus Incentive Plan, subject to such terms and conditions as may be determined by the Board or its Compensation Committee. Pursuant to the Employment Agreement, Mr. Pagliara will receive a restricted stock unit grant of 75,000 shares of the Company’s common stock.

Mr. Pagliara will receive certain compensation in connection with a separation from the Company, and is also subject to covenants regarding non-competition, non-solicitation and confidentiality.

The foregoing summary is qualified in its entirety by reference to the full and complete terms of the Pagliara Employment Agreement which will be filed with the Company’s next Quarterly Report on Form 10-Q.

Weed Employment Agreement

Effective September 14, 2026, in connection with his appointment as Chief Operating Officer of the Company as described under Item 5.02 below, Jason Weed entered into an Employment Agreement (the “Weed Employment Agreement”) with the Company. Pursuant to the Weed Employment Agreement, Mr. Weed will receive an annual base salary not to exceed $400,000, is eligible for an annual, discretionary, performance-based bonus targeted at 75% of base salary on such terms and conditions as may be determined by the Board or its Compensation Committee, and is eligible to receive long-term incentive equity based awards targeted at 75% of base salary, pursuant to the Company’s 2015 Omnibus Incentive Plan, subject to such terms and conditions as may be determined by the Board or its Compensation Committee. Pursuant to the Employment Agreement, Mr. Weed will receive a restricted stock unit grant of 50,000 shares of the Company’s common stock.

Mr. Weed will receive certain compensation in connection with a separation from the Company, and is also subject to covenants regarding non-competition, non-solicitation and confidentiality.

The foregoing summary is qualified in its entirety by reference to the full and complete terms of the Weed Employment Agreement which will be filed with the Company’s next Quarterly Report on Form 10-Q.

Stratmann Separation Agreement

On September 14, 2026, Philipp Stratmann entered into a Severance Agreement and General Release (the “Stratmann Agreement”) with the Company in connection with his departure from the Company described below under Item 5.02. Pursuant to the Stratmann Agreement, Dr. Stratmann will receive six month of base salary and the balance of his agreed fiscal 2026 bonus. He also will receive continued Company health benefits through September 30, 2026. In exchange, he provided the Company with a general release.

The foregoing summary is qualified in its entirety by reference to the full and complete terms of the Stratmann Agreement which will be filed with the Company’s next Quarterly Report on Form 10-Q.

Item 1.02 Termination of a Material Definitive Agreement.

As described below under Item 5.02, the employment letter of Philipp Stratmann with the Company dated as of June 18, 2021 was terminated in connection with his departure from the Company effective September 14, 2026.

In connection with entering into a new employment agreement with Tracy Pagliara as described under Item 1.01, the employment letter of Mr. Pagliara with the Company dated as of January 16, 2025 was terminated.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Change in Principal Executive Officer

On September 14, 2026, Philipp Stratmann, President and Chief Executive Officer of the Company, stepped down from the Company as President, Chief Executive Officer and a member of the Board, upon mutual agreement with the Board. As described under Item 1.02 above, Dr. Stratmann’s employment letter with the Company dated as of June 18, 2021 was also terminated effective as of such date.

In connection with Dr. Stratmann’s departure, effective September 10, 2026, Tracy Pagliara, age 63, the Company’s Senior Vice President, General Counsel and Secretary, was appointed to the positions of the Company’s Acting President and Chief Executive Officer, as well as a director on the Board. He has been with the Company since February 2024. From April 2018 to September 2023, Mr. Pagliara served as President and CEO of Williams Industrial Services Group Inc. (f/k/a Global Power Equipment Group, Inc.) (NYSE American: WLMS), a publicly traded provider of construction and maintenance services to power, energy and industrial customers (“Williams”). From July 2017 to April 2018, Mr. Pagliara served as Co-President and Co-CEO of Williams. Mr. Pagliara joined Williams in April 2010 as General Counsel, Secretary and Vice President, Business Development and served in multiple other positions of increasing responsibility, including Senior Vice President, Administration, prior to his appointment as Co-President and Co-CEO in July 2017. Mr. Pagliara has a B.S. in Accounting and a J.D. from the University of Illinois. He is a member of the Missouri and Illinois State Bars and a Certified Public Accountant.

Appointment of Chief Operating Officer

Effective September 14, 2026, as noted in Item 1.01 above, Jason Weed was appointed Chief Operating Officer of the Company. Mr. Weed, age 54, is a strategic leader and retired U.S. Navy Captain with over 15 years of executive experience driving innovation and growth across maritime and technology-focused organizations. Prior to joining the Company, he served as Senior Business Developer and Capture Manager for Leidos’ Maritime Systems Division.

His 34-year Navy career included multiple senior leadership roles, notably as Commodore of the Navy’s first Uncrewed Undersea Vehicle Squadron (UUVRON ONE), Director of Maritime Operations for Commander Submarine Group TWO, and Commanding Officer of the USS New Hampshire (SSN 778). His leadership advanced operational capabilities introduced AI/ML technologies, and enhanced strategic planning across both submarine and unmanned systems domains.

Mr. Weed is a graduate of the United States Naval Academy, where he received his Bachelor of Science degree in Systems Engineering, and Old Dominion University, where he earned his Master of Science degree in Engineering and Industrial Management.

Item 8.01 Other Events.

On September 14, 2026, the Company issued a press release announcing the leadership changes described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release issued on September 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ocean Power Technologies, Inc.

Dated: September 17, 2026	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Acting President and Chief Executive Officer